                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report:  October 22, 1999 (Date of Earliest Event Reported:
                               October 18, 1999)




                               CLARUS CORPORATION
             (Exact name of Registrant as specified in its charter)


         Delaware                                            0-24277                                          58-1972600
(State or other jurisdiction of                         (Commission File No.)                      (IRS Employer Identification No.)
 incorporation or organization)


                             3970 Johns Creek Court
                                   Suite 100
                             Suwanee, Georgia 30024
          (Address of principal executive offices, including zip code)
                                 (770) 291-3900
              (Registrant's telephone number, including area code)


          (Former name or Former Address if Changed Since Last Report)
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ITEM 2.  Acquisition Or Disposition Of Assets

     On October 18, 1999, Clarus Corporation ("Clarus") consummated the sale of substantially all of its financial and human resources software business to Geac Computer Systems, Inc.("Geac") and Geac Canada Limited ("Geac Canada")(Geac and Geac Canada collectively, the "Buyers").

     Pursuant to an Asset Purchase Agreement between Clarus and Geac and an Intellectual Property Rights Purchase Agreement between Clarus and Geac Canada, Clarus sold substantially all of its financial and human resources business for a total of approximately $17.1 million in cash. Under the terms of the agreements, the Buyers will acquire the products, manufacturing assets, intellectual property and employees of Clarus' financial and human resources software business.

ITEM 7.    Financial Statements, Pro Forma Information and Exhibits

      (b)  Pro Forma Financial Information

           At the present time, it is impractical to provide the pro forma financial information relative to the sale as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Clarus will file such pro forma information under cover of a Form 8-K/A as soon as practicable, but not later than January 1, 2000 (60 days after this Report is required to be filed).

      (c)  Exhibits

      2.1       Asset Purchase Agreement, incorporated by reference from Exhibit
                2.1 to Clarus' Current Report on Form 8-K filed on August 30,
                1999

      2.2 Intellectual Property Rights Purchase Agreement, incorporated by reference from Exhibit 2.2 to Clarus' Current Report on Form 8-K filed on August 30, 1999

     99.1       Press Release


                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CLARUS CORPORATION


Date: October 18, 1999                         /s/  Arthur G. Walsh, Jr.
                                               --------------------------------
                                               ARTHUR G. WALSH, JR.
                                               Chief Financial Officer